UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 21, 2018, by and among CenterPoint Energy, Inc. (“CenterPoint Energy”), Vectren Corporation, an Indiana corporation (“Vectren”), and Pacer Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of CenterPoint Energy (“Merger Sub”), CenterPoint Energy, Vectren and Merger Sub consummated the previously announced agreement to merge Merger Sub with and into Vectren (the “Merger”), with Vectren continuing as the surviving corporation and as a wholly owned subsidiary of CenterPoint Energy.

On and subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, no par value, of Vectren (“Vectren common stock”) issued and outstanding immediately prior to the Effective Time (excluding shares held directly or indirectly by CenterPoint Energy, its wholly owned subsidiaries, Vectren or Merger Sub) was cancelled and converted into the right to receive $72.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, each stock unit payable in Vectren common stock or whose value was determined with reference to the value of Vectren common stock, whether vested or unvested, was cancelled with cash consideration paid therefor in accordance with the terms of the Merger Agreement. These amounts do not include a “stub period” cash dividend of $0.41145 per share, which was declared, with CenterPoint Energy’s consent, by Vectren’s board of directors on January 16, 2019, payable to Vectren stockholders as of February 1, 2019, the record date for such dividend.

Following the Effective Time, shares of Vectren common stock, which previously traded under the ticker symbol “VVC” on the New York Stock Exchange (the “NYSE”), ceased trading on and were delisted from the NYSE.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the United States Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to CenterPoint Energy’s Current Report on Form 8-K on April 23, 2018 and is incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

CenterPoint Energy issued approximately $0.81 billion of short-term, unsecured commercial paper notes under its commercial paper program to fund a portion of the Merger Consideration. An additional $0.85 billion of short-term, unsecured commercial paper notes were issued by CenterPoint Energy to pay Vectren’s stub period cash dividend, long-term incentive payments, and repay indebtedness of Vectren subsidiaries redeemed at the option of the holder as a result of the closing of the Merger. The commercial paper notes were issued at various times in January 2019 with maturities up to and including 90 days as of the time of issuance, and, prior to their use as described in connection with the closing of the Merger, the net proceeds of such issuances were invested in short-term investments. As previously reported, the remaining portion of the Merger Consideration was funded through $5.18 billion in proceeds from various issuances of CenterPoint Energy common and preferred stock and issuances of unsecured senior notes.

Item 7.01	Regulation FD Disclosure.

On February 1, 2019, CenterPoint Energy issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release is being furnished not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Accordingly, the press release will not be incorporated by reference into any registration statement filed by CenterPoint Energy under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the press release is not intended to, and does not, constitute a determination or admission by CenterPoint Energy that the information in the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of CenterPoint Energy or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release, dated February 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: February 1, 2019	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer